Exhibit 99.1

Wheels Up Announces Executive Leadership Changes to

Align Go-To-Market Strategy and Accelerate Growth

ATLANTA, June 17, 2025 – Wheels Up Experience Inc. (NYSE: UP), a leading provider of on-demand private aviation, today announced key executive leadership appointments that align the company’s go-to-market growth strategy with the evolving needs of its customers.

“These leadership changes are a natural next step in our transformation journey,” said George Mattson, Chief Executive Officer of Wheels Up. “As we continue to focus our customer-centric strategy around the goal of seamlessly delivering the broadest and most accessible suite of global aviation solutions across our programmatic on fleet and global charter offerings, all aligned with our first-of-its-kind strategic partnership with Delta Air Lines, we expect these organizational changes will help drive our commercial success in the marketplace and long-term growth.”

Effective immediately:

•	Mark Briffa, currently CEO of Air Partner and EVP, Charter, will become Chief Sales Officer, unifying global sales across our Membership and Charter offerings under one leader.

•	Meaghan Wells, EVP of Enterprise Planning and Strategy, has been appointed Chief Growth Officer, a new role that unifies key growth functions. In this position, she will oversee the newly formed commercial strategy group, integrating revenue management, product strategy, and competitive analysis, to drive more coordinated, data-driven decisions that are expected to enhance our customer offering. She will also continue to lead fleet and corporate strategy, partnerships, and enterprise planning.

•	Kristen Lauria, currently Chief Marketing Officer, will expand her role to include customer experience, driving deeper integration across brand, communications, and customer engagement. As Wheels Up progresses its previously announced fleet modernization plan, investing in and enhancing all aspects of the customer experience will be a key strategic focus area for the company.

As part of the leadership realignment, Dave Harvey, Chief Commercial Officer, will step into a senior advisor role to the company through August 2025 to help ensure a smooth and effective transition. “We are grateful to Dave for his significant contributions in shaping and executing our commercial strategy, and we thank him for his leadership during a pivotal phase of our transformation,” added Mattson.

About Wheels Up

Wheels Up is a leading provider of on-demand private aviation in the U.S. with a large, diverse fleet and a global network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides freight, safety, security, and managed services to a range of clients, including individuals and government organizations. With the Wheels Up app and website, members can easily search, book, and fly.

For more information, visit www.wheelsup.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”). These forward-looking statements include, but are not limited to, statements regarding the expected impact and timing of certain personnel transitions on Wheels Up, Wheels Up’s growth plans, the degree of market adoption of Wheels Up’s member programs, charter offerings and any future services it may offer, and the anticipated impact of Wheels Up’s fleet modernization strategy. The words “anticipate,” “continue,” “could,” “expect,” “plan,” “potential,” “should,” “would,” “pursue” and similar expressions, may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Wheels Up’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 11, 2025 and Wheels Up’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Wheels Up does not intend to update any of these forward-looking statements after the date of this press release.

Contacts

Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

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